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                                                            EXHIBIT NO. 99.10(c)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 33-1657 of MFS Series Trust X, of our reports dated July 10, 2003 appearing in the annual reports to shareholders for the year ended May 31, 2003 for MFS Fundamental Growth Fund and MFS Gemini U.K. Fund, and to the references to us under the headings "Financial Highlights" in each Prospectus and "Independent Auditors and Financial Statements" in the Statements of Additional Information, each of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP


Boston, Massachusetts
September 22, 2003